UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2010

WESTERN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada 000	51736 20	5854735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 New Road, Second Floor, #6, Belize City, Belize
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code
(561) 300-5130

3702 S. Virginia Street Suite G12-401 Reno Nevada 89502
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 16, 2010, Western Standard Energy Corp. (the “Western Standard” or the “Company”) issued 100,000 shares of its common stock to Monaco Capital Inc. (“Monaco”) at a price per share of $0.0015 pursuant to a private placement subscription agreement dated February 12, 2010.  The shares were issuant pursuant to Regulation S of the Securities Act of 1932 on the basis that the investor represented to the Company that they were not a “US person” as such term is defined in Regulation S.  Following completion of the private placement Monaco now owns 100,000 of the Company’s common shares, which constitutes 52% of the Company’s issued and outstanding common stock as of February 22, 2010.  The subscription funds for the placement came from working capital of Monaco.

Monaco, a Belize company, is a merchant bank specializing in small-cap growth opportunities.  Its management has many years of marketing and financial management expertise and a track record of success in identifying promising enterprises and enabling their growth.  The Company intends to seek further financing from Monaco as it develops its future business plans. The Company does not know of any arrangements of Monaco, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control or election of directors of the Company.

Item 5.01 Changes in Control of Registrant

The disclosure provided in Item 3.02 hereof is responsive to this Item and is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1           Form of Private Placement Subscription Agreement dated February 12, 2010 between the Company and Monaco Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.

By:           /s/ Peter Jenks
Peter Jenks
President, CEO and Director
February 22, 2010